UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Wood Avenue South

Suite 400

Iselin, NJ 08830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 603-3859

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 5, 2008, enherent Corp. (the “Company”) entered into the Second Amendment to Employment Agreement dated as of December 1, 2008 by and between the Company and Pamela A. Fredette, President and Chief Executive Officer of the Company, pursuant to which Ms. Fredette’s base salary was set at $300,000 effective January 1, 2008.

The foregoing description of the Second Amendment to Employment Agreement is qualified in its entirety by reference to the text of the Second Amendment to Employment Agreement, which is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between the Company and Pamela A. Fredette dated as of December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: December 9, 2008	By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between the Company and Pamela A. Fredette dated as of December 1, 2008.